Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

--------------------------------------------------------------------

In connection with the Quarterly Report of Ocean Energy, Inc. (the "Company") on Form 10-Q for the period ending January 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Valentyna Stupenko, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 2, 2009	By: /s/ Valentyna Stupenko
Valentyna Stupenko
President Chief Executive Officer

27